AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on August 7, 2023 (the “Effective Date”), by and between MIRION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and EMMANUELLE LEE (“Executive”) (each of Executive and the Company, a “Party” and collectively, the “Parties”).

WHEREAS, Executive has been employed by the Company pursuant to the terms of that certain Employment Agreement, by and between Executive and the Company, dated as of September 15, 2018 and first amended on December 27, 2021 (the “Agreement”);
WHEREAS, the Company desires to continue to employ Executive as the Chief Legal Officer and Chief Compliance Officer and for Executive to serve as Chief Legal Officer and Chief Compliance Officer of the Company and wishes to acquire and be assured of Executive’s services as of and after the Effective Date on the terms and conditions hereinafter set forth; and
WHEREAS, Executive desires to continue to be employed by the Company as the Chief Legal Officer and Chief Compliance Officer and to perform and to serve the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the Company and Executive hereby agree as follows:

1.AMENDMENTS

Section 8(g) (Good Reason Defined) is hereby modified as follows:

A.Adding a new item (iii), as set forth below:
“(iii) the relocation of the Executive’s principal place of employment to a location outside a 50 mile radius from its immediately prior location; provided that, for the avoidance of doubt, clause (iii) shall not give rise to Good Reason in the event the Executive is provided with a remote work arrangement including, without limitation, in lieu of relocation, or the Executive returns from a remote work location to the Executive’s previous principal place of employment; or”; AND

B.renumbering item (iii) in the Agreement as item (iv).

2.EFFECTIVENESS OF AMENDMENT; COUNTERPARTS
This Amendment shall become effective on the Effective Date. Except as amended by the terms of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment may be executed by electronic transmission (i.e., facsimile or electronically transmitted portable document (PDF) or DocuSign or similar electronic signature)

and in counterparts any one of which need not contain the signature of more than one Party, but all such counterparts taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

MIRION TECHNOLOGIES, INC.

By:     /s/ Thomas Logan     Name: Thomas D. Logan
Title:    Chief Executive Officer

By: /s/ Emmanuelle Lee     EXECUTIVE
Emmanuelle Lee